EXHIBIT (23.4)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Wachovia Corporation and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of Republic Security Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  -----------------------------
                                                       Ernst & Young LLP

West Palm Beach, Florida

January 4, 2001